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                                                                    EXHIBIT 4.3



                            DOVE ENTERTAINMENT, INC.

                        Reg-D Private Placement Financing

                        SUBSCRIPTION, REPRESENTATION AND
                    SECURITIES TRANSFER RESTRICTION AGREEMENT
                              DATED MARCH 26, 1997

                       TO BE USED ONLY IN CONJUNCTION WITH
                    AN INVESTMENT IN SHARES DESCRIBED HEREIN

                           INSTRUCTIONS TO SUBSCRIBERS
                           ---------------------------

         If you wish to subscribe for the Reg-D Private Placement consisting of
(i) shares of common stock, par value $.01 per share (the "Common Stock") of DOVE ENTERTAINMENT, INC., a California corporation (the "Company"), and (ii) warrants to purchase Common Stock (the "Warrants"), please complete and sign the Subscription, Representation and Securities Transfer Restriction Agreement (the "Agreement") marked "Execution Copy," following the instructions carefully. If you have any questions concerning any of the information called for, you should ask your lawyer, accountant or financial advisor for assistance, and if you desire, contact the individual indicated below.

         The completed and signed Agreement, together with your wired funds in the amount of your total subscription payable to "MILLENIUM BANK AS ESCROW AGENT FOR DOVE ENTERTAINMENT, INC.," should then be sent to the address set forth below. You should retain a copy of the executed Agreement for your files.

                              ANSWER ALL QUESTIONS.
                 ALL INFORMATION WILL BE TREATED CONFIDENTIALLY.

           MILLENIUM BANK AS ESCROW AGENT FOR DOVE ENTERTAINMENT, INC.

                               180 Sansome Street
                               San Francisco, CA  94119
                               Routing Number:  1210-4136-2
                               Account No.:  01000-21088

                        MORGAN FULLER CAPITAL GROUP, LLC
                               595 Market Street, Suite 2100
                               San Francisco, CA 94105
                               Phone: (415) 977-1500
                               Attn: Susan Martin
                                     Operations Officer

         NEITHER THE COMMON STOCK, THE WARRANTS, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS






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         AMENDED, OR QUALIFIED UNDER THE CALIFORNIA CORPORATE
         SECURITIES LAW OF 1968, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY OTHER JURISDICTION, AND MAY ONLY BE SOLD, ASSIGNED, PLEDGED, DISTRIBUTED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, UNLESS THE COMPANY DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

                   SUBSCRIPTION, REPRESENTATION AND
                    SECURITIES TRANSFER RESTRICTION
                               AGREEMENT

DOVE ENTERTAINMENT, INC.
8955 Beverly Boulevard
Los Angeles, CA   90048

GENTLEMEN:

1. Subscription of Common Stock and Warrants. By executing and delivering this Subscription, Representation and Stock Transfer Restriction Agreement (the "Agreement"), the undersigned (and each of the undersigned if more than one) hereby subscribes to purchase, on the terms and conditions described herein, (i) _____________ shares of common stock, par value $.01 per share (the "Common Stock") of DOVE ENTERTAINMENT, INC., a California corporation (the "Company"), and (ii) warrants to purchase Common Stock (the "Warrants") pursuant to the terms of the Warrant Certificate attached hereto as Exhibit A, for an aggregate purchase price of $_____________.

2. Acknowledgments. The undersigned (and each of the undersigned if more than one) acknowledges that:

         2.1 This subscription may be rejected in whole or in part at the sole discretion of the Company, and the execution and delivery of this Agreement by the undersigned investor or investors do not constitute an agreement to sell the Common Stock or Warrants or any other securities to such investor(s) unless and until this Agreement has been accepted in writing by the Company. This Agreement, however, is irrevocable as to the undersigned once executed by the undersigned and delivered to the Company.

         2.2 The Company will rely upon the information contained herein for purposes of determining my suitability as an investor in the Company.

















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         2.3      The management of the Company is vested in the Board of
                  Directors and that being a shareholder confers no right to participate in the Company's business or in the decisions of its directors and officers.

3. Representations. The undersigned (and each of the undersigned if more than one) hereby makes the following representations and warranties to the Company:

         3.1 I have received and carefully reviewed this Agreement, and I have separately received and carefully reviewed the Company's Private Placement Investment Information and Background Material, which includes the information, including Supplemental Disclosure, set forth in Schedule A attached hereto and incorporated herein by this reference (collectively, the "Investment Information").

         3.2 I have obtained from the Company satisfactory responses to all questions and requests for further information regarding the business and plans of the Company, the contents of the Investment Information, the terms and conditions of the Offering and all other relevant matters.

         3.3 I have been given access to and the opportunity to obtain such additional information as I have deemed necessary to verify the accuracy of the information provided to me by the Company.

         3.4 I have not received and am not relying upon any written offering literature or prospectus other than this Agreement and the materials contained in the Investment Information, and have not received and am not relying upon any oral or any other written, representations, warranties, information or statements whatsoever.

         3.5 I personally have substantial knowledge and experience in financial and business matters, have specific experience making investment decisions of a similar nature, and am capable, without the use of a financial or other advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in Securities. I will provide the Company, upon request, with such information concerning my prior investment experience, business or professional experience and other information as the Company may deem necessary to further evaluate the foregoing representations. In addition, I have available to me and, when I desire or deem appropriate, have utilized such financial or other advisors to further supplement my own knowledge and experience.

         3.6 I am subscribing to acquire the shares of Common Stock and Warrants for investment purposes only, for my own account, and not for resale to others or in connection with (or with any view to) any further distribution of such security.






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         3.7      I understand that (a) the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon Conversion of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or the securities or blue sky laws of any other jurisdiction,
                  (b) the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon Conversion of the Warrants, cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities or blue sky laws, unless the Company determines that exemptions from such registration and qualification requirements are available and (c) consequently, subscribers must bear the economic risk of an investment in the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon Conversion of the Warrants, for an indefinite period of time. I understand that only a very limited public market now exists for the Company's Common Stock and it is uncertain whether a substantial public market will ever exist for the Common Stock.

         3.8 I am aware that an investment in the securities offered hereby is speculative and involves a high degree of risk.

         3.9 I have adequate means of providing for my current needs and possible personal contingencies and have no need for liquidity in an investment in the shares of Common Stock or Warrants. I am able to bear the economic risk of an investment in such securities, can afford to hold them for an indefinite period of time and, at the present time, could afford a complete loss of such investment.

         3.10 I may be deemed to be an accredited investor, because I meet the requirements of one or more of the following categories:

                 (Please initial all boxes which apply to you.)

                  [ ] I am a director or executive officer of the Company.

                  [ ] I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

                  [ ] I am a natural person and had individual (not joint)
                      income in excess of $200,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year, or I am a natural person and had joint income (together with my spouse) in excess of $300,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year.

                  [ ] The undersigned is a private business investment company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.






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                  [ ] The undersigned is a corporation, trust, Massachusetts or similar business trust, partnership or other organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (i.e., tax exempt entities), not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5 million according to its most recent audited financial statements, and the investment decisions of which are directed by one or more persons who have substantial knowledge and experience in financial and business matters, have specific experience making investment decisions of a similar nature, and are capable, without the use of a financial or other advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in the Securities.

                  [ ] The undersigned is (a) a small business investment
                      company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Company Act of 1958; (b) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or (c) a U.S. bank or savings and loan association, whether acting for itself or as a trustee, or an insurance company as defined in Section
                      (2)(13) of the Act.

                  [ ] The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, the investment decisions of which are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, a savings and loan association, an insurance company, or a registered investment advisor.

                  [ ] The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, which either has total assets in excess of $5,000,000 or is a self-directed plan, the investment decisions of which are made solely by one or more persons able to make the representations contained in section 3.5 above and who fits into one of the above categories.

                  [ ] The undersigned is an entity in which all of the equity owners are accredited investors, falling into one or more of the categories described above.

                  NOTE: The Company will not sell shares of Common Stock to an investor unless the investor falls within one or more of the above categories.

         3.11 All information which I have provided to the Company concerning myself, my financial position and my knowledge of and experience with financial and business matters is correct and complete as of the date set forth at the end of this





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                  Agreement,  and if there should be any material change in such information prior to the Final Closing of this Offering, I will immediately provide the Company with such information.

         3.12 If an individual, the undersigned is at least 21 years of age. If an entity other than an individual, the undersigned is duly authorized to purchase and hold the securities offered hereby.

         3.13 If an individual, the residence, or, if an entity other than an individual, the principal place of business, of the undersigned, is as set forth on the signature page of this Agreement. This address is the true and correct address of the undersigned and is the only jurisdiction in which an offer to sell the shares of Common Stock was made to the undersigned. The undersigned has no present intention, if an individual, of becoming a resident of, or, if an entity other than an individual, of moving its principal place of business to, any other state or jurisdiction.

4. Restrictions on Transfer of Securities. The undersigned (and each of the undersigned if more than one) hereby makes the following further agreements, representations and warranties regarding the restrictions on the transferability of the Securities:

         4.1 I agree that I will not directly or indirectly sell, assign, pledge, distribute, donate, or otherwise transfer or dispose of, or offer or agree to do any of the foregoing with respect to, any of the shares of Common Stock or shares of Common Stock received upon exercise of the Warrant (the "Conversion Shares"), or any beneficial interest in the shares of Common Stock or Conversion Shares, unless either (a) the shares of Common Stock or Conversion Shares, as applicable, are registered under and sold in accordance with the Securities Act and the rules and regulations promulgated thereunder, and are registered or qualified under and sold in accordance with the provisions of any applicable state securities or blue sky laws or (b) the Company has determined that exemptions from such registration and qualification requirements are available.

         4.2 I understand and agree that a legend will be stamped on each certificate representing the Common Stock or Conversion Shares, as applicable, substantially in the following form:

                           The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or the securities or blue sky laws of any other jurisdiction. The Securities represented hereby cannot be sold, assigned, pledged, distributed, donated or otherwise transferred or disposed of without such registration under the Securities Act and registration or qualification under applicable state securities or blue sky laws, unless the Company







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                           determines that exemptions from such registration and
                           qualification requirements are available.

         4.3 I understand and agree that the Company may issue such stop transfer instructions to its transfer agents, if any, as it may deem necessary to enforce the above transfer restrictions.

5. Joint Signers: Successors and Assigns. If this Agreement is signed by more than one person or entity, then the obligations of the undersigned under this Agreement shall be joint and several, and the acknowledgments, representations, warranties and agreements herein contained shall be deemed to be made by and be binding upon each such person or entity. This Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

6.       Miscellaneous.

         6.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California without giving effect to any principle of conflict of law.

         6.2 Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

         6.3 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements, understandings and arrangements, whether oral or written.

         6.4 This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         6.5 In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6 This Agreement may not be modified without the written consent of the Company. No waiver of any provision shall be deemed a waiver of any other provision or any subsequent application of the provision so waived.






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7.       CERTIFICATION AS TO TAXPAYER IDENTIFICATION NUMBER AND BACKUP
         WITHHOLDING AND NON-FOREIGN STATUS-SUBSTITUTE FORM W-9 SOCIAL SECURITY OR TAX ID NUMBER.

         UNDER PENALTY OF PERJURY, I CERTIFY BY MY SIGNATURE BELOW THAT (a) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (b) I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE (I) I AM EXEMPT FROM BACKUP WITHHOLDING, (II) I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR
(III) THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK WITHHOLDING, (c) I AM NOT A NON-RESIDENT ALIEN FOR PURPOSES OF U.S. INCOME TAXATION, (d) MY HOME ADDRESS (INDIVIDUAL) OR BUSINESS ADDRESS (ENTITY) SET FORTH IN THE AGREEMENT IS CORRECT AND (e) IF I BECOME A NON-RESIDENT ALIEN, I WILL NOTIFY THE COMPANY WITHIN SIXTY (60) DAYS OF DOING SO.

IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE PRESENTLY SUBJECT TO BACKUP WITHHOLDING, STRIKE OUT THE LANGUAGE UNDER (b) ABOVE BEFORE SIGNING.

8. Type of Ownership for the Common Stock subscribed for (Check the Appropriate Box):

         [ ] INDIVIDUAL OWNERSHIP BY UNMARRIED PERSON

         [ ] OWNERSHIP BY MARRIED PERSON AS SOLE AND SEPARATE PROPERTY (if you live in a state which has community property laws, signatures of both spouses may be required)

         [ ] COMMUNITY PROPERTY (signatures of both spouses are required)

         [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both parties must sign)

         [ ] TENANTS-IN-COMMON (both parties must sign)

         [ ] CORPORATION

         [ ] PARTNERSHIP

         [ ] TRUST

         [ ] OTHER ENTITY

         Any person executing this Agreement on behalf of such entities hereby represents and agrees that: (a) he or she is duly authorized to act on behalf of such corporation, partnership, trust or other entity, (b) such corporation, partnership, trust or other entity was formed on _____________, 19__ and (c) he or she will provide such information as the Company may request confirming the authority to sign on behalf of such entity.






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9.       Subscription Details and Execution. IN WITNESS WHEREOF, the undersigned hereby subscribe(s) for the amount of Common Stock and Warrants at the subscription price as indicated below, provide(s) the information indicated, and execute(s) and deliver(s) this Agreement as of the date indicated. Upon close of escrow in accordance with the joint escrow instructions, the Escrow Agent will mail to you at the address indicated below original certificates representing the purchased shares of Common Stock and the Warrant.



                  [remainder of page intentionally left blank,
                            signature page to follow]














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Subscription Price Enclosed: $______; make wired funds payable to
"______________ AS ESCROW AGENT FOR DOVE ENTERTAINMENT, INC.")



Date of Execution: ______________, 1997


----------------------------------           ----------------------------------
Investor #1 (Print or Type Name)             Investor #2 (Print or Type Name)


----------------------------------           ----------------------------------
Signature                                                 Signature


----------------------------------           ----------------------------------
Social Security or Tax ID #                  Social Security or Tax ID #


----------------------------------           ----------------------------------
Residence Street Address                     Residence Street Address


----------------------------------           ----------------------------------
City and State Zip                           City and State Zip


----------------------------------           ----------------------------------
Residence Telephone                          Residence Telephone



----------------------------------           ----------------------------------
Business Name                                Business Name


----------------------------------           ----------------------------------
Business Address                             Business Address


----------------------------------           ----------------------------------
City and State Zip                           City and State Zip


----------------------------------           ----------------------------------
Business Telephone                           Business Telephone



----------------------------------           ----------------------------------
Mail Correspondence to:                      Mail Correspondence to:
[  ] Residence [  ] Business                 [  ] Residence [  ] Business



SUBSCRIPTION ACCEPTED:
DOVE ENTERTAINMENT, INC.


By:                                          Date:                      , 1997
   -------------------------------                ---------------------
   Michael Viner
   Chairman and Chief Executive Officer







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                                   SCHEDULE A

                           Public Disclosure Documents

1. Form 10-KSB for the Fiscal Year Ended December 31, 1995, as amended by Form 10- KSB filed with the Securities and Exchange Commission (the "SEC") on September 12, 1996.

2. Form 10-QSB for the Quarter Ended March 31, 1996, as amended by Form 10-QSB/A filed with the SEC on September 10, 1996.

3. Form 10-QSB for the Quarter Ended June 30, 1996, as amended by Form 10-QSB/A filed with the SEC on September 11, 1996.

4.       Form 10-QSB for the Quarter Ended September 30, 1996.

5.       Rule 424(b) Prospectus filed with the SEC on September 20, 1996.

6.       Proxy Statement, dated October 11, 1996.


                             Supplemental Disclosure

         The Company believes, based upon its current operations and obligations, that the net proceeds from the proposed sale and issuance of Common Stock will not be adequate, together with the Company's existing working capital, to pay all of the Company's existing obligations, many of which are past due. Accordingly, the Company is currently seeking to raise additional funds by, among other means, additional equity financings, a new bank facility and/or entering into an agreement with a strategic partner to make an investment in the Company. While there can be no assurance that such efforts by the Company to raise additional funds or to find a strategic partner will be successful, the Company is currently in discussions with several intermediaries concerning potential financings, various banks and at least two potential strategic partners. While there can be no assurance as to the occurrence of any of the following, such potential strategic partner may (a) agree to make an investment in the Company in the form of the purchase of (i) Common Stock and warrants,
(ii) a security (possibly debt or preferred stock) convertible into Common Stock or (iii) other securities (including debt) of the Company, (b) seek representation on the Board of Directors of the Company through one or more seats thereon, (c) seek to bring new senior management personnel to the Company and/or (d) attempt to assist the Company in obtaining a new bank facility. If the Company is unable to obtain additional financing by the end of March 1997, the Company very likely would be subject to receiving a "going concern opinion" from its independent public accountants when such independent public accountants issue their audit report for the Company due at such time. See MD&A -- Liquidity and Capital Resources.





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